Exhibit 10.2

RAIT FINANCIAL TRUST

2017 INCENTIVE AWARD PLAN

(As Amended and Restated as of June 22, 2017)

ARTICLE I

GENERAL

1.1 Purpose. The purposes of this Plan are to: (a) closely associate the interests of the management and trustees of the Company with the shareholders of RAIT by reinforcing the relationship between compensation and shareholder gains; (b) provide senior management and trustees of the Company with an equity ownership in RAIT commensurate with RAIT’s performance, as reflected in increased shareholder value; (c) provide the Company the ability to grant Cash Awards to senior management that qualifies for the qualified performance-based compensation exemption under section 162(m) of the Code; (d) maintain competitive compensation levels; and (e) provide an incentive to senior management and trustees for continuous employment or service with the Company.

1.2 Definitions. In this Plan, the following definitions shall apply:

(a) “Affiliate” means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with RAIT.

(b) “Board” means the Board of Trustees of RAIT.

(c) “Cash Award” means a cash award that is payable on the attainment of specified performance goals over a performance period, as described in Article VIII.

(d) “Change of Control” means the first to occur of any of the following events:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of RAIT representing more than 50% of the voting power of the then outstanding securities of RAIT; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which RAIT becomes a subsidiary of another real estate investment trust and in which the shareholders of RAIT, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent entity would be entitled in the election of trustees (without consideration of the rights of any class of shares to elect trustees by a separate class vote);

(ii) The consummation of (A) a merger or consolidation of RAIT with another real estate investment trust where the shareholders of RAIT, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving real estate investment trust would be entitled in the election of trustees (without consideration of the rights of any class of shares to elect trustees by a separate class vote), (B) a sale or other disposition of all or substantially all of the assets of RAIT, or (C) a liquidation or dissolution of RAIT; or

(iii) Trustees are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new trustee who was not a trustee at the beginning of such two-year period was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of such period.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board or its successor, or such other committee that the Board has delegated with authority to administer the Plan, subject to any limitations

Exhibit 10.2

imposed by RAIT’s bylaws and charter and applicable laws, rules and regulations. Notwithstanding the foregoing, the “Committee” may be the Board, to the extent that the Board has retained authority to administer the Plan with respect to all or any specific Grants and the Board may ratify any Grants it deems necessary or appropriate.

(g) “Common Shares” means common shares of beneficial interest, par value $0.03, of RAIT.

(h) “Company” means RAIT, any Parent, any Subsidiary, and any Affiliate.

(i) “Consultant” means consultants and advisors who perform services for the Company as independent contractors and not as Employees.

(j) “Date of Grant” means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

(k) “Dividend Equivalent” means an amount determined by multiplying the number of Common Shares or Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by RAIT on its Common Shares on a dividend payment date.

(l) “Effective Date” means June 22, 2017. The Plan initially became effective on December 5, 1997 and was last amended and restated May 22, 2012.

(m) “Employee” means an employee of the Company (including any officer or trustee who is an employee).

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means (i) the closing price during regular trading hours on the relevant date or on the next business day, if such relevant date is not a business day, of a Common Share reported on the New York Stock Exchange (or any other exchange on which the Common Shares are listed), or (ii) if the Common Shares are not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Common Shares on the relevant date, as reported on the OTC Bulletin Board. If the Common Shares are not publicly traded or, if publicly traded, are not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per Common Share shall be as determined by the Committee. In no event shall the Fair Market Value of any Common Share be less than its par value.

(p) “Grant” means an Option, SAR, Unit, Share Award, Dividend Equivalent, Other Share-Based Award or Cash Award granted under the Plan.

(q) “Grant Agreement” means the written agreement that sets forth the terms and conditions of a Grant, including any amendments thereto.

(r) “Non-Employee Trustee” means a member of the Board, or member of the board of trustees of a Subsidiary, who is not an employee of the Company.

(s) “Incentive Stock Option” means an option that is intended to meet the requirements of section 422 of the Code, as described in Article II.

(t) “Nonqualified Option” means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Article II.

(u) “Option” means an Incentive Stock Option or Nonqualified Option to purchase Common Shares at an Option Price for a specified period of time.

(v) “Option Price” means the purchase price per Common Share deliverable upon the exercise of a Option.

(w) “Other Share-Based Award” means any Grant based on, measured by or payable in Common Shares (other than Grants described in Articles II, III, IV, V, and VI), as described in Article VII.

Exhibit 10.2

(x) “Parent” means any direct or indirect parent of RAIT.

(y) “Participant” means an Employee, Non-Employee Trustee or Consultant designated by the Committee to receive a Grant under the Plan.

(z) “Phantom Share Plan” means the RAIT Investment Trust Phantom Share Plan.

(aa) “Plan” means this RAIT Financial Trust 2017 Incentive Award Plan (formerly known as the RAIT Financial Trust 2012 Incentive Award Plan).

(bb) “RAIT” means RAIT Financial Trust, a Maryland real estate investment trust (formerly known as RAIT Investment Trust).

(cc) “SAR” means an award of a share appreciation right, as described in Article III.

(dd) “Share Award” means an award of Common Shares, as described in Article V.

(ee) “Subsidiary” means any direct or indirect subsidiary of RAIT.

(ff) “Ten Percent Shareholder” means a person who on the date the Option is granted owns ten percent (10%) or more of the total combined voting power of RAIT and its Parent or Subsidiaries, taking into account the attribution rules contained in section 424(d) of the Code.

(gg) “Unit” means an award of a phantom unit, representing one or more Common Shares, as described in Article IV.

1.3 Administration.

(a) The Plan shall be administered and interpreted by the Committee. Ministerial functions relating to the Plan may be performed by Employees designated with such authority by the Committee.

(b) The Committee shall have the authority, in its sole discretion and from time to time to:

(i) designate the Employees, Non-Employee Trustees and Consultants who are eligible to participate in the Plan;

(ii) make Grants provided in the Plan in such form and amount as the Committee shall determine;

(iii) impose such limitations, restrictions and conditions upon any such Grant as the Committee shall deem appropriate; and

(iv) interpret the Plan and any Grant, adopt, amend and rescind rules and regulations relating to the Plan and any Grant, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

(c) The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons who have any interest in the Plan or in any Grants awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of RAIT, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Grant thereunder.

1.4 Eligibility for Participation. Participants in the Plan shall be selected by the Committee from the Employees of the Company. In addition, Non-Employee Trustees and Consultants who have contributed to the success of the Company shall be eligible to participate in the Plan. In making this selection and in determining the form of Grant and number of Common Shares, value of the Cash Award or other rights subject to the Grant,

Exhibit 10.2

the Committee shall consider any factors deemed relevant, including the individual’s functions, responsibilities, value of services to the Company and past and potential contributions to the Company’s profitability and sound growth.

1.5 Grants. Grants under the Plan may be in the form of any one or more of the following: (a) Options, (b) SARs, (c) Units, (d) Share Awards, (e) Dividend Equivalents, (f) Other Share-Based Awards and (g) Cash Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee in separate guidelines or to the Participant in the Grant Agreement or an amendment to the guidelines or Grant Agreement. The Committee shall approve the form and provisions of each Grant Agreement. Grants under a particular Article of the Plan need not be uniform as among Participants. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Notwithstanding any provision of the Plan to the contrary, the Committee may make Grants that are contingent on, and subject to, shareholder approval of the Plan or an amendment to the Plan.

1.6 Aggregate Limitation on Awards.

(a) Shares which may be issued under the Plan shall be Common Shares. The maximum number of Common Shares which may be issued under the Plan shall be 7,500,000 Common Shares, subject to adjustment as described in Section 11.10 below. The Common Shares may be authorized but unissued Common Shares or reacquired Common Shares, including Common Shares purchased by RAIT on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing Common Share limit. SARs settled in whole or in part in Common Shares shall count against the foregoing Common Share limit only to the extent of the number of Common Shares issued upon the exercise of the SARs, not the number of SARs exercised.

(b) For administrative purposes, when the Committee makes a Grant payable in whole or in part in Common Shares, the Committee shall reserve Common Shares equal to the maximum number of Common Shares that may be payable under the Grant. With respect to SARs, no reservation is required until the Committee determines to settle the SARs in whole or in part in Common Shares; and any such reservation may be limited to the number of Common Shares the Committee determines to be issuable upon any exercise of the SARs. Any reservation of Common Shares by the Committee may be adjusted by the Committee at any time and from time to time in its discretion. To the extent that any Grants are paid in cash, and not in Common Shares, any Common Shares previously reserved for issuance or transfer pursuant to such Grants will again be available for issuance or transfer under the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Share Awards, Units, Dividend Equivalents or other share-based awards are forfeited or terminated, or otherwise not paid in full, or if the Committee otherwise reduces the number of Common Shares reserved for such Grants, the Common Shares subject to such Grants which have not been issued will again be available for purposes of the Plan. Common Shares surrendered in payment of the Option Price of an Option or withheld for purposes of satisfying the Company’s minimum tax withholding obligations with respect to Grants under the Plan will be available for re-issuance or transfer under the Plan.

(c) All Grants under the Plan, other than Dividend Equivalents and Cash Awards, shall be expressed in Common Shares. The maximum aggregate number of Common Shares with respect to which all Grants, other than Dividend Equivalents and Cash Awards, may be made under the Plan to any individual during any calendar year shall be 2,000,000 Common Shares, subject to adjustment as described in Section 11.10 below. The maximum aggregate number of Common Shares with respect to which all Grants, other than Options, SARs, Dividend Equivalents and Cash Awards, that may be made under the Plan to any individual in any calendar year shall be 1,000,000 Common Shares, subject to adjustment as described in Section 11.10 below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of

Exhibit 10.2

$3,000,000. The maximum Cash Award that an Employee may be paid under the Plan in any twelve month period is $3,000,000. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Common Shares or in cash. All cash payments (other than Dividend Equivalents and Cash Awards) shall equal the Fair Market Value of the Common Shares to which the cash payment relates.

1.7 Effective Date and Term of Plan.

(a) This amendment and restatement of the Plan is effective as of the Effective Date, subject to approval by RAIT’s shareholders.

(b) No Grants shall be made under the Plan after the day immediately preceding the tenth anniversary of the Effective Date, provided, however, that the Plan and all Grants made under the Plan prior to such date shall remain in effect until such Grants have been satisfied or terminated in accordance with the Plan and the terms of such Grants.

ARTICLE II

OPTIONS

2.1 Award of Options. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan Options.

2.2 Option Agreements. The Grant of an Option shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of the Option, stating the number of Common Shares subject to the Option, the type of Option, and the terms and conditions of the Option.

2.3 Type of Option and Price.

(a) The Committee may grant Incentive Stock Options or Nonqualified Options or a combination of Incentive Stock Options and Nonqualified Options. Incentive Stock Options may only be granted to Employees of RAIT or its Parent or Subsidiaries; provided, however, that for purposes of eligibility to receive an Incentive Stock Option, Parent must be a “parent corporation,” as defined in section 424(e) of the Code,” of RAIT, and the Subsidiary must be a “subsidiary corporation,” as defined in section 424(f) of the Code, of RAIT. Nonqualified Options may be granted to Employees, Non-Employee Trustees and Consultants.

(b) The Option Price shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Common Share on the Date of Grant of the Option; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, is a Ten Percent Shareholder, unless the Option Price is not less than 110% of the Fair Market Value of the Common Shares subject to the Option on the Date of Grant.

2.4 Term and Exercise.

(a) The Committee shall determine the term of each Option. The term shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, is a Ten Percent Shareholder, may not have a term that exceeds five years from the Date of Grant. No Option shall be exercisable after the expiration of its term.

(b) Each Option shall be fully exercisable from and after the date(s) prescribed by the Committee in the Grant Agreement for the Option, subject to such terms and conditions set forth in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason. The Committee may also provide in the Grant Agreement that the Participant may elect to exercise all or part of the Option before it otherwise has become exercisable. Any Common Shares so purchased shall be restricted Common Shares and shall be subject to a repurchase right in favor of RAIT during a specified restriction period and shall have such other terms and conditions as determined by the Committee.

Exhibit 10.2

2.5 Manner of Exercise. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to RAIT or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (a) in cash or by certified check, (b) with the approval of the Committee, by delivering Common Shares owned by the Participant and having a Fair Market Value on the date of exercise equal to the Option Price or by attestation (on a form prescribed by the Committee) to ownership of Common Shares having an aggregate Fair Market Value on the date of exercise equal to the Option Price, (c) subject to approval of the Committee or its designee, in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (d) by such other method as the Committee may approve, to the extent permitted by applicable law. Common Shares used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to RAIT with respect to the Option. Payment for the Common Shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

2.6 Termination of Employment or Service. Except as otherwise provided in the Grant Agreement or in this Section 2.06, an Option may only be exercised while the Participant is employed by, or providing service to, the Company.

(a) Unless the Committee determines otherwise, upon the death of the Participant, any Option exercisable on the date of death may be exercised by the optionee’s estate, or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of the Participant, provided that such exercise occurs within the earlier of (i) the one year period after the Participant’s termination of employment or service or (ii) the remaining effective term of the Option. The provisions of this subsection shall apply notwithstanding the fact that the Participant’s employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

(b) Unless the Committee determines otherwise, upon termination of the Participant’s employment or service by reason of retirement or permanent disability (as each is determined by the Committee), the Participant may, within the earlier of (i) the six month period after the Participant’s termination of employment or service or (ii) the remaining effective term of the Option, exercise any Options to the extent such Options are exercisable at the time of the Participant’s termination of employment or service; provided, however, that if the Option is an Incentive Stock Option, if the termination of employment is on account of retirement, the Option may only be exercised as an Incentive Stock Option within 3 months after the Participant’s termination of employment and if the Incentive Stock Option is exercised after the end of such 3 month period, the Option will be exercised as a Nonqualified Option.

(c) Unless the Committee determines otherwise, if the Participant has a termination of employment or service for any reason other than in subsection (a) or (b), all Options held by the Participant shall terminate upon the termination of the Participant’s employment or service.

2.7 Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of RAIT or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Option.

ARTICLE III

SARs

3.1 Award of SARs. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan SARs. Each

Exhibit 10.2

SAR shall represent the right of the Participant to receive, upon settlement of the SAR, as determined by the Committee, in its sole discretion, Common Shares or cash equal to the amount by which the Fair Market Value of a Common Share on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 3.04.

3.2 SAR Agreements. The Grant of an SAR shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of a SAR, and shall specify the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs, and the period during which SARs will remain exercisable.

3.3 Terms. The Committee shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option); provided, however, that the term of any SAR shall not exceed ten years from the Date of Grant. Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option.

3.4 Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted, but such base amount shall not be less than the Fair Market Value of the corresponding Common Shares on the Date of Grant.

3.5 Payment With Respect to SARs. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, in Common Shares, or in a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of Common Shares to be received, Common Shares shall be valued at its Fair Market Value on the date of exercise of the SAR. If Common Shares are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

3.6 Termination of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

ARTICLE IV

UNITS

4.1 Award of Units. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan Units. Each Unit shall represent the right of the Participant to receive, as determined by the Committee, in its sole discretion, a Common Share or an amount based on the value of a Common Share. All Units shall be credited to accounts on RAIT’s records for purposes of the Plan.

4.2 Unit Agreements. The Grant of a Unit shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of a Unit, and shall specify the number of Units to be granted, the vesting date, the redemption date, and the other terms and conditions of the Unit.

4.3 Terms. The Committee may grant Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Units may be redeemed at the end of a specified performance period or other period, or redemption may be deferred to a date authorized by the Committee.

4.4 Redemption With Respect to Units. Redemptions with respect to Units shall be made in cash, in Common Shares, or in a combination of the two, as determined by the Committee.

4.5 Termination of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Units after termination of the Participant’s employment or service, and the circumstances under which Units may be forfeited.

Exhibit 10.2

ARTICLE V

SHARE AWARDS

5.1 Award of Share Awards. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, issue or transfer to any Participant in the Plan Share Awards. Each Share Award shall represent the right of the Participant to receive a Common Share if certain conditions are met.

5.2 Share Award Agreements. The Grant of a Share Award shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of a Share Award, and shall specify the number of Common Shares to be granted pursuant to the Share Award, when the restrictions, if any, will lapse, and the other terms and conditions of the Share Award.

5.3 Terms. Common Shares issued or transferred pursuant to Share Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Share Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Share Awards will remain subject to restrictions will be designated in the Grant Agreement as the “Restriction Period.”

5.4 Termination of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Share Awards after termination of the Participant’s employment or service, and the circumstances under which Share Awards may be forfeited.

5.5 Restrictions on Transfer and Legend on Share Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the Common Shares subject to the Share Award. Each certificate for a Common Share of a Share Award, or electronic book entry equivalent, for a Common Share of a Share Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the share certificate covering the Common Shares subject to restrictions when all restrictions on such Common Shares have lapsed. The Committee may determine that RAIT will not issue certificates for Share Awards until all restrictions on such shares have lapsed, or that RAIT will retain possession of certificates for Common Shares of Share Awards until all restrictions on such shares have lapsed.

5.6 Right to Receive Dividends. Dividends on Share Awards may accrue, but shall be withheld, during the Restriction Period, and such dividends shall be payable only upon the lapse of the restrictions on the Share Awards.

ARTICLE VI

DIVIDEND EQUIVALENTS

6.1 General Requirements. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan Dividend Equivalents separately from any other Grants. In addition, when the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Committee deems appropriate under this Article VI; provided, however, that the Committee may not grant Dividend Equivalents in connection with Grants of Options or SARs. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to accounts on RAIT’s records for purposes of the Plan. Dividend

Exhibit 10.2

Equivalents may be accrued as a cash obligation, or may be converted to Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Agreement, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be subject to restrictions or payable based on the achievement of specific performance goals. Dividend Equivalents may accrue but shall vest and be paid only (i) upon the lapse of any applicable restrictions, (ii) the achievement of specific performance goals or (iii) to the extent the underlying Grant vests and is paid.

6.2 Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or Common Shares or in a combination of the two, as determined by the Committee.

ARTICLE VII

OTHER SHARE-BASED AWARDS

7.1 The Committee may grant Other Share-Based Awards, which are awards that are based on, measured by or payable in Common Shares to any Participant, on such terms and conditions as the Committee shall determine. Other Share-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Common Shares or any combination of the foregoing, as the Committee shall determine in the Grant Agreement. Common Shares to be issued under the Phantom Share Plan to participants in the Phantom Share Plan shall be issued under the Plan pursuant to this Article VII.

ARTICLE VIII

CASH AWARDS

8.1 The Committee may grant Cash Awards to any Employee, subject to such terms, conditions and restrictions as the Committee shall determine. Cash Awards shall be awarded subject to the achievement of performance goals, as the Committee shall determine in the Grant Agreement, over the performance period, as determined by the Committee and set in the Grant Agreement. All Cash Awards shall be payable solely in cash.

ARTICLE IX

QUALIFIED PERFORMANCE-BASED COMPENSATION

9.1 Designation as Qualified Performance-Based Compensation. The Committee may determine that Units, Share Awards, Dividend Equivalents, Other Share-Based Awards or Cash Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Article IX shall apply to any such Grants that are to be considered “qualified performance-based compensation” under section 162(m) of the Code. To the extent that Grants of Units, Share Awards, Dividend Equivalents, Other Share-Based Awards or Cash Awards designated as “qualified performance-based compensation” under section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other Grants made.

9.2 Performance Goals. When Units, Share Awards, Dividend Equivalents, Other Share-Based Awards or Cash Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (a) the objective performance goals that must be met, (b) the period during which performance will be measured, (c) the maximum amounts that may be paid if the performance goals are met, and (d) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.

Exhibit 10.2

The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

9.3 Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: cash available for distribution (“CAD”), CAD per Common Share, Common Share price, earnings per Common Share, net earnings, operating earnings, total fees generated, assets under management, economic book value, REIT taxable income, optimization of general and administrative functions, capital gains, capital losses, funds from operations, adjusted funds from operations, enterprise value, market capitalization (of the Common Shares, any series of RAIT’s preferred shares or any combination of any or all classes or series of RAIT’s equity securities), return on capital, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, including the sale of real property, goals relating to management of expenses, including general and administrative expenses, goals relating to management of the capital structure, including reduction of the RAIT’s debt and/or preferred equity, or goals relating to the amount of equity capital raised, including through sales of Common Shares and/or any series of RAIT’s preferred shares. The performance goals may relate to the Participant’s business unit or the performance of RAIT, a Subsidiary, a Parent, or Affiliate, an entity sponsored by RAIT, or RAIT and its Subsidiaries and Affiliates as a whole, or any combination of the foregoing. For purposes of measuring the performance goals, the goals may exclude any or all of the following, as determined by the Committee at the time of establishing the performance goals: capital gains, capital losses, amounts resulting from accounting changes, merger, acquisition or divestiture-related amounts, costs and expenses related to shareholder activism, non-recurring or special items or amounts resulting from restructuring, or any combination of the foregoing. Performance goals need not be uniform as among Participants. Performance goals may be measured against prior year, any other time period, an absolute goal and/or relative to a peer group or market index.

9.4 Timing of Establishment of Goals. To the extent necessary to comply with the requirements of section 162(m) of the Code, the Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (a) 90 days after the beginning of the performance period or (b) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

9.5 Certification of Results. The Committee shall certify in writing and announce the results for the performance period to all Participants after RAIT announces RAIT’s financial results for the performance period and before any payments are made. After the certification of the results, the Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Agreement.

9.6 Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

9.7 Shareholder Approval for “Qualified Performance Based Compensation”. If Units, Share Awards, Dividend Equivalents, Other Share-Based Awards or Cash Awards are granted as “qualified performance-based compensation” under this Article IX, the Plan must be reapproved by RAIT’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Article IX, if additional Grants are to be made under Article IX and if required by section 162(m) of the Code or the regulations thereunder.

Exhibit 10.2

ARTICLE X

CONSEQUENCES OF A CHANGE OF CONTROL

10.1 Assumption of Grants. Upon a Change of Control where RAIT is not the surviving entity (or survives only as a subsidiary of another entity), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed, or replaced with comparable options or rights, by the surviving entity (or a parent or subsidiary of the surviving entity), and other outstanding Grants shall be converted to similar grants of the surviving entity (or a parent or subsidiary of the surviving entity).

10.2 Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (a) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (b) determine that the restrictions and conditions on outstanding Share Awards shall lapse, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (c) determine that Participants holding Units shall receive a redemption in settlement of such Units and that Dividend Equivalents and Other Share-Based Awards shall become fully payable in cash or Common Shares in amounts determined by the Committee, (d) require that Participants surrender their outstanding Options and SARs in exchange for a payment by RAIT, in cash or Common Shares as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Common Shares subject to the Participant’s unexercised Options and SARs exceeds the Option Price of the Options or the base amount of SARs, as applicable, or (e) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption pursuant to Section 10.01).

ARTICLE XI

MISCELLANEOUS

11.1 General Restriction. Each Grant under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Common Shares subject or related thereto upon any securities exchange or under any state or Federal law, (b) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of a Grant with respect to the disposition of Common Shares, is necessary or desirable as a condition of, or in connection with, the granting of such Grant or the issue or purchase of Common Shares thereunder, such Grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.2 No Repricing without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, nor may the Committee amend the Plan to permit repricing of Options or SARs, unless the shareholders of RAIT provide prior approval for such repricing. “Repricing” subject to this approval requirement includes (a) amending the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs, (b) canceling outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs or (c) buyouts or exchanges of outstanding Options or SARs for cash or other Grants at a time when the exercise price of such Options or SARs is higher than the Fair Market Value of the Common Shares.

11.3 Non-Assignability. No Grant under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such Grant shall be exercisable only by such person or by such person’s guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in a Grant Agreement, or amend an otherwise outstanding Grant

Exhibit 10.2

Agreement to provide, that a Participant may transfer Nonqualified Options to family members of the Participant, one or more trusts in which family members of the Participant have more than 50% of the beneficial interest, foundations in which family members of the Participant (or the Participant) control the management of assets, or any other entity in which family members of the Participant (or the Participant) own more than 50% of the voting interests, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Option and the transferred Nonqualified Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Option immediately before the transfer.

11.4 Withholding Taxes. Whenever RAIT proposes or is required to issue or transfer Common Shares under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The Company may also deduct from the payment of cash payable pursuant to a Grant or other wages paid by the Company to the Participant the amount of any withholding taxes due with respect to such Grants. Alternatively, if the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Common Shares by having shares withheld at the time such Grants become taxable, up to an amount that does not exceed the Participant’s maximum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The elections described in this Section 11.04 must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee. For withholding tax purposes, the Common Shares shall be valued on the date the withholding obligation is incurred.

11.5 Employment or Service.

(a) Nothing in the Plan or in any Grant Agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment or service of the Company or effect any right which the Company may have to terminate the employment or service of such Participant.

(b) The terms “employ” or “employment” shall, where the context requires, be deemed to include the hiring, continuation or termination of the services of any Consultant participating in the Plan.

11.6 Non-Uniform Determinations. The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Grants, the form, amount and timing of such Grants, the terms and provisions of such Grants and the Grant Agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Grants under the Plan, whether or not such persons are similarly situated.

11.7 Rights as a Shareholder. The recipient of any Grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Common Shares are issued to him.

11.8 Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Grant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment or service within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Grants under the Plan theretofore made to any recipient who takes such leave of absence.

11.9 Newly Eligible Persons. The Committee shall be entitled to make such rules, regulations, determinations and Grants as it deems appropriate in respect of any person who becomes eligible to participate in the Plan or any portion thereof after the commencement of a Grant or incentive period.

11.10 Adjustments. If there is any change in the number or kind of Common Shares outstanding (a) by reason of a Common Share dividend, spinoff, recapitalization, Common Share split or combination or exchange

Exhibit 10.2

of Common Shares, (b) by reason of a merger, reorganization or consolidation, (c) by reason of a reclassification or change in par value, or (d) by reason of any other extraordinary or unusual event affecting the outstanding Common Shares as a class without RAIT’s receipt of consideration, or if the value of outstanding Common Shares is substantially reduced as a result of a spinoff or RAIT’s payment of an extraordinary dividend or distribution, the maximum number of Common Shares available for issuance under the Plan, the maximum number of Common Shares for which any individual may receive pursuant to Grants (other than Dividend Equivalents and Cash Awards) in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Common Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a Change of Control, the provisions of Article X of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

11.11 Amendment of the Plan.

(a) The Committee may amend or terminate this Plan at any time; provided, however, that the Committee shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or applicable laws, to comply with applicable stock exchange requirements or pursuant to Section 11.02. The Committee may also condition or modify Grants under this Plan in response to changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with the rules or requirements of any stock exchange on which the Common Shares are listed or quoted.

(b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of Common Shares which may be issued under the Plan (other than increases pursuant to Section 11.10), (ii) extend the maximum period during which any Grant may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a Participant, adversely affect his or her rights under a Grant previously awarded to him or her.

11.12 Deferrals. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Common Shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for such deferrals taking into account the terms of the Plan and section 409A of the Code.

11.13 Grants in Connection with Transactions and Otherwise. Nothing contained in this Plan shall be construed to (a) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, real estate investment trust, firm or association, including Grants to employees thereof who become Employees, or for other proper purposes, or (b) limit the right of RAIT to grant options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another real estate investment trust who becomes an Employee by reason of a merger, consolidation, acquisition of shares or property, reorganization or liquidation involving RAIT in substitution for a grant made by such real estate investment trust. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted share incentives. The Committee shall prescribe the provisions of the substitute Grants.

Exhibit 10.2

11.14 Compliance with Law.

(a) The Plan, the exercise of Options and the obligations of RAIT to issue or transfer Common Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of RAIT that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of RAIT that the Plan and applicable Grants comply with the applicable provisions of sections 162(m) and 422 of the Code and any deferrals under the Plan comply with section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b) The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of section 409A of the Code or (ii) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (A) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (B) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (C) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (D) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code. Any Grant that is subject to section 409A of the Code and that is to be distributed to a “specified employee” (within the meaning of section 409A of the Code and its corresponding regulations) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code.

11.15 Company Policies. All Grants under the Plan shall be subject to RAIT’s clawback policy and any other applicable recoupment policy, share trading policies and other policies that may be approved by the Board or the Committee, as such policies may be in effect from time to time.

11.16 Enforceability. The Plan shall be binding upon and enforceable against RAIT and its successors and assigns.

11.17 Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither RAIT nor any other Company shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between RAIT or any other Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of RAIT or any other Company. To the extent that any person acquires a right to receive payment from RAIT hereunder, such right shall be no greater than the right of any unsecured general creditor of RAIT.

11.18 Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Trustee, Consultant or other person to any claim or right to receive a Grant under this Plan.

11.19 No Fractional Common Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Exhibit 10.2

11.20 Participants Subject to Taxation outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

11.21 Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of State of Maryland, without giving effect to the conflict of laws provisions thereof.

Exhibit 10.2